As filed with the Securities And Exchange Commission on March 4, 2004

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
______________

SYMBION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	40 Burton Hills Boulevard, Suite 500 Nashville, TN 37215 (Address of Principal Executive Offices)(Zip Code)	62-1625480 (I.R.S. Employer Identification No.)

Symbion Stock Incentive Plan
Symbion Non-Employee Directors Stock Option Plan
Symbion Employee Stock Purchase Plan
Ambulatory Resource Centres, Inc. Nonqualified Initial Option Plan
Amended and Restated Ambulatory Resource Centres, Inc. 1997 Stock Option Plan
(Full Title of the Plan)

______________

Richard E. Francis, Jr.	With copies to:
Chairman of the Board and Chief Executive Officer 40 Burton Hills Boulevard, Suite 500 Nashville, TN 37215 (Name and Address of Agent For Service)	Donald R. Moody, Esq. Waller Lansden Dortch & Davis, PLLC 511 Union Street, Suite 2100 Nashville, Tennessee 37219-1760 (615) 244-6380
(615) 234-5900 (Telephone Number, Including Area Code, of Agent For Service)

________________________________

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed	Amount of
Title Of Each Class Of Securities To Be	Amount To Be	Maximum Offering Price	Maximum Aggregate	Registration
Registered	Registered (1) (2)	Per Unit	Offering Price	Fee
Common Stock, par value $.01 per share (3)	1,685,268	$11.89 (4)	$20,037,837 (4)	$2,539
Common Stock, par value $.01 per share (3)	1,920,991	$19.09 (5)	$36,671,719 (5)	$4,647
Total	3,606,259	—	$56,709,556	$7,186

(1)	Amount to be registered includes 2,857,218 shares of common stock to be issued pursuant to the grant or exercise of awards under the Symbion Stock Incentive Plan, 171,433 shares of common stock to be issued pursuant to the grant or exercise of options under the Symbion Non-Employee Directors Stock Option Plan, 372,435 shares of common stock to be issued under the Symbion Employee Stock Purchase Plan, 86,996 shares of common stock to be issued pursuant to the exercise of options outstanding under the Ambulatory Resource Centres, Inc. Nonqualified Initial Option Plan and 118,177 shares of common stock to be issued pursuant to the exercise of options outstanding under the Amended and Restated Ambulatory Resource Centres, Inc. 1997 Stock Option Plan.

(2)	This Registration Statement shall also cover any additional shares of common stock which become issuable under such plans by reason of any stock dividend, stock split, recapitalization or similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(3)	Includes associated preferred stock purchase rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

(4)	Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee, based upon the exercise price of options that are currently outstanding under such plans.

(5)	Calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1993, as amended, solely for the purpose of determining the amount of the registration fee, based upon the average of the high and low prices per share of common stock on February 26, 2004, as quoted on the Nasdaq National Market, with respect to shares of common stock reserved for issuance upon exercise of options that may be granted in the future under such plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to participants of the Symbion Stock Incentive Plan, Symbion Non-Employee Directors Stock Option Plan, Symbion Employee Stock Purchase Plan, Ambulatory Resource Centres, Inc. Nonqualified Initial Option Plan and Amended and Restated Ambulatory Resource Centres, Inc. 1997 Stock Option Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents are incorporated by reference herein:

     (1) The Prospectus, dated February 5, 2004, filed by the Registrant with the SEC on February 6, 2004 pursuant to Rule 424(b) under the Securities Act; and

     (2) The description of the Registrant’s common stock, $.01 par value per share, contained in Item 1 of the Registrant’s Registration Statement on Form 8-A filed with the SEC on February 4, 2004 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the initial filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper.

     The Registrant’s certificate of incorporation and bylaws provide that it will indemnify and advance expenses to its directors, officers and employees to the fullest extent permitted by Delaware law in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that he or she is or was a director, officer or employee of the Registrant, or is or was serving at its request as a director, officer, employee or agent of another corporation or enterprise.

     The Registrant maintains a directors’ and officers’ liability insurance policy to insure its directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

Item 7. Exemption From Registration Claimed

     Not applicable.

Item 8. Exhibits

Number	Description

4.1	Certificate of Incorporation (a)

4.2	Certificate of Amendment to Certificate of Incorporation

4.3	Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (a)

4.4	Certificate of Designation of Series A Junior Participating Preferred Stock

4.5	Bylaws (a)

4.6	Form of Common Stock Certificate (a)

4.7	Amended and Restated Investors’ Rights Agreement, dated as of June 25, 1999, among Symbion, Inc. and the security holders named therein (b)

4.8	Amendment No. 1 to Amended and Restated Investors’ Rights Agreement, dated as of August 11, 1999, among Symbion, Inc. and the security holders named therein (b)

4.9	Amendment No. 2 to Amended and Restated Investors’ Rights Agreement, dated as of April 1, 2002, among Symbion, Inc. and the security holders named therein (b)

4.10	Form of Warrant for the purchase of shares of Symbion, Inc. common stock (b)

4.11	Rights Agreement, dated as of February 6, 2004, between Symbion, Inc. and SunTrust Bank (c)

4.12	Director Nomination Agreement, dated as of April 1, 2002, among Symbion, Inc., J.H. Whitney III, L.P., J.H. Whitney IV, L.P. and Whitney Strategic Partners III, L.P. (b)

5.1	Opinion of Waller Lansden Dortch & Davis, PLLC

23.1	Consent of Ernst & Young LLP

23.2	Consent of Waller Lansden Dortch & Davis, PLLC (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on page II-5)

99.1	Ambulatory Resource Centres, Inc. Nonqualified Initial Option Plan (b)

Number	Description
99.2	Amended and Restated Ambulatory Resource Centres, Inc. 1997 Stock Option Plan (b)

99.3	Symbion Stock Incentive Plan (b)

99.4	Symbion Non-Employee Directors Stock Option Plan (b)

99.5	Symbion Employee Stock Purchase Plan (b)

99.5	First Amendment to Symbion Employee Stock Purchase Plan (b)

(a)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-110555), and incorporated by reference in this Registration Statement.

(b)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-89554), and incorporated by reference in this Registration Statement.

(c)	Filed as an exhibit to the Registrant’s Registration Statement on Form 8-A filed with the SEC on February 6, 2004 (Registration No. 000-50574), and incorporated by reference in this Registration Statement.

Item 9. Undertakings

(A)     The undersigned Registrant hereby undertakes:

          (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii)   To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)      The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim against such liabilities (other than payment by the Registrant of expenses paid or incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on March 4, 2004.

SYMBION, INC.

By:	/s/ Richard E. Francis, Jr.

Richard E. Francis, Jr. Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Richard E. Francis, Jr. and Clifford G. Adlerz, his true and lawful attorney-in-fact, as agent and with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and any registration statement related to the same offering as this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents in full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or be in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Richard E. Francis, Jr.	Chairman of the Board, Chief Executive Officer,	March 4, 2004
Richard E. Francis, Jr.	Director (principal executive officer)

/s/ Kenneth C. Mitchell	Chief Financial Officer, Senior Vice President of	March 4, 2004
Kenneth C. Mitchell	Finance (principal financial and accounting
officer)

/s/ Clifford G. Adlerz	President, Chief Operating Officer, Director	March 4, 2004
Clifford G. Adlerz

/s/ William V.B. Webb	Chief Development Officer, Director	March 4, 2004
William V. B. Webb

/s/ Frederick L. Bryant	Director	March 4, 2004
Frederick L. Bryant

/s/ Donald W. Burton	Director	March 4, 2004
Donald W. Burton

/s/ Eve M. Kurtin	Director	March 4, 2004
Eve M. Kurtin

Director
Charles N. Martin, Jr.

/s/ Jack Tyrrell	Director	March 4, 2004
Jack Tyrrell

Director
David M. Wilds

EXHIBIT INDEX

Number	Description
4.1	Certificate of Incorporation (a)

4.2	Certificate of Amendment to Certificate of Incorporation

4.3	Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (a)

4.4	Certificate of Designation of Series A Junior Participating Preferred Stock

4.5	Bylaws (a)

4.6	Form of Common Stock Certificate (a)

4.7	Amended and Restated Investors’ Rights Agreement, dated as of June 25, 1999, among Symbion, Inc. and the security holders named therein (b)

4.8	Amendment No. 1 to Amended and Restated Investors’ Rights Agreement, dated as of August 11, 1999, among Symbion, Inc. and the security holders named therein (b)

4.9	Amendment No. 2 to Amended and Restated Investors’ Rights Agreement, dated as of April 1, 2002, among Symbion, Inc. and the security holders named therein (b)

4.10	Form of Warrant for the purchase of shares of Symbion, Inc. common stock (b)

4.11	Rights Agreement, dated as of February 6, 2004, between Symbion, Inc. and SunTrust Bank (c)

4.12	Director Nomination Agreement, dated as of April 1, 2002, among Symbion, Inc., J.H. Whitney III, L.P., J.H. Whitney IV, L.P. and Whitney Strategic Partners III, L.P. (b)

5.1	Opinion of Waller Lansden Dortch & Davis, PLLC

23.1	Consent of Ernst & Young LLP

23.2	Consent of Waller Lansden Dortch & Davis, PLLC (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on page II-5)

99.1	Ambulatory Resource Centres, Inc. Nonqualified Initial Option Plan (b)

99.2	Amended and Restated Ambulatory Resource Centres, Inc. 1997 Stock Option Plan (b)

99.3	Symbion Stock Incentive Plan (b)

99.4	Symbion Non-Employee Directors Stock Option Plan (b)

99.5	Symbion Employee Stock Purchase Plan (b)

99.5	First Amendment to Symbion Employee Stock Purchase Plan (b)

(a)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-110555), and incorporated by reference in this Registration Statement.
(b)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-89554), and incorporated by reference in this Registration Statement.
(c)	Filed as an exhibit to the Registrant’s Registration Statement on Form 8-A filed with the SEC on February 6, 2004 (Registration No. 000-50574), and incorporated by reference in this Registration Statement.